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                                                                    Exhibit 23.5




                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related prospectus of GlobeSpan Inc. for the registration of 73,005,500 shares of its common stock and to the incorporation by reference therein of our report dated March 29, 2000, with respect to the consolidated financial statements of Inverness Systems Ltd. for the years ended December 31, 1998 and 1999 included in the Registration Statement of Virata Corporation (Form S-1) filed with the Securities and Exchange Commission.

November 7, 2001



                                               /s/ KOST, FORER and GABBAY
                                         ---------------------------------------
                                                 KOST, FORER and GABBAY
                                         A Member of Ernst & Young International